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                                  EXHIBIT 3.06

                            CERTIFICATE OF AMENDMENT
                                       OF
                              AMENDED AND RESTATED
                            ARTICLES OF INCORPORATION
                                       OF
                      VERSANT OBJECT TECHNOLOGY CORPORATION


          Nick Ordon and Gary Rhea certify that:

          1. They are the President and Secretary, respectively, of Versant Object Technology Corporation, a California corporation.

          2. Article I is hereby amended to read in full as set forth in Exhibit A hereto.

          3. The foregoing amendment of the Amended and Restated Articles of Incorporation has been duly approved by the board of directors.

          4. The foregoing amendment of the Amended and Restated Articles has been duly approved by the required vote of shareholders in accordance with
Section 902 and 903(b) of the California Corporations Code. The total number of outstanding shares of Common Stock of the Corporation is 9,083,960. The number of shares voting in favor of the Amendment to the Amended and Restated Articles equaled or exceeded the vote required. The percentage vote required was more than fifty percent (50%) of the outstanding shares of Common Stock.

          We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.

Dated:  June 10, 1998


                                            ____________________________________
                                            Nick Ordon, President


                                            ____________________________________
                                            Gary Rhea, Secretary



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                                    EXHIBIT A


                                    ARTICLE I

The name of this Corporation is Versant Corporation.



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